SUBLICENSE AGREEMENT

This Sublicense Agreement (this “Agreement”) is entered into as of August 25, 2026 by and between SSGA Funds Management, Inc. (the “Adviser”), a Massachusetts corporation, and SPDR Series Trust (the “Trust”), an investment company registered under the Investment Company Act of 1940, on behalf of each series listed on Schedule A attached hereto (each, a “Fund”).

WHEREAS, the Adviser and/or one or more of its affiliates is a party to one or more license agreements (collectively, the “License Agreements”) with index providers (“Index Providers”) pursuant to which the Adviser has obtained rights to use certain indexes, trademarks, service marks, data and related intellectual property (collectively, the “Licensed Property”);

WHEREAS, the Adviser serves as investment adviser to the Funds listed on Schedule A; and

WHEREAS, the Adviser desires to grant to the Trust, on behalf of the Funds, a sublicense to use the Licensed Property in connection with the Funds.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth below, the parties agree as follows:

1. Grant of Sublicense. Subject to the terms of this Agreement, the Adviser hereby grants to the Trust, on behalf of each Fund listed on Schedule A, a non-exclusive, non-transferable sublicense to use the Licensed Property in the manner set forth in, and subject to the terms of, the applicable License Agreement.

2. Compliance with License Agreements. The Trust, on behalf of each Fund, agrees to comply with the provisions of the applicable License Agreements to the extent such provisions relate to the Fund’s use of the Licensed Property.

3. Fees. Neither the Trust nor any Fund shall have any obligation to pay any license fee, sublicense fee, royalty or similar amount in connection with the Licensed Property. The Adviser shall be solely responsible for the payment of all fees, royalties and expenses payable under the License Agreements.

4. Ownership. The Trust acknowledges that all rights, title and interest in and to the Licensed Property remain vested in the applicable Index Provider and its affiliates. Any use of the Licensed Property by a Fund shall inure solely to the benefit of the applicable Index Provider.

5. Term and Termination. This Agreement shall remain in effect until terminated as provided herein. The Trust may terminate this Agreement upon sixty (60) days prior written notice. The Adviser may terminate this Agreement upon sixty (60) days prior written notice. This Agreement shall automatically terminate with respect to a Fund upon the earlier of: (a) termination of the applicable License Agreement; or (b) the Adviser or any affiliate thereof ceasing to serve as investment adviser to such Fund. Upon termination, the Trust and the applicable Fund shall cease all use of the Licensed Property as promptly as reasonably practicable.

6. Miscellaneous. This Agreement may not be assigned without the prior written consent of the other party, except to an affiliate or successor in interest. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may be amended only by a written instrument signed by both parties. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws principles. This Agreement may be executed simultaneously with any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

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IN WITNESS WHEREOF, the Adviser and the Trust have each caused this Agreement to be duly executed and delivered as of the date first above written.

SSGA FUNDS MANAGEMENT, INC.

By:	/s/ Mark Alberici
Name:	Mark Alberici
Title:	Director

SPDR SERIES TRUST

By:	/s/ E. Gerard Maiorana, Jr.
Name:	E. Gerard Maiorana, Jr.
Title:	Assistant Secretary

Schedule A

Fund

State Street® SPDR® Bloomberg 1-10 Year TIPS ETF
State Street® SPDR® Bloomberg 1-3 Month T-Bill ETF
State Street® SPDR® Bloomberg 3-12 Month T-Bill ETF
State Street® SPDR® Bloomberg Convertible Securities ETF
State Street® SPDR® Bloomberg Emerging Markets Local Bond ETF
State Street® SPDR® Bloomberg Emerging Markets USD Bond ETF
State Street® SPDR® Bloomberg Enhanced Roll Yield Commodity Strategy No K-1 ETF
State Street® SPDR® Bloomberg High Yield Bond ETF
State Street® SPDR® Bloomberg International Corporate Bond ETF
State Street® SPDR® Bloomberg International Treasury Bond ETF
State Street® SPDR® Bloomberg Investment Grade Floating Rate ETF
State Street® SPDR® Bloomberg Short Term High Yield Bond ETF
State Street® SPDR® Bloomberg Short Term International Treasury Bond ETF
State Street® SPDR® Dow Jones® REIT ETF
State Street® SPDR® FactSet Innovative Technology ETF
State Street® SPDR® FTSE International Government Inflation-Protected Bond ETF
State Street® SPDR® Global Dow ETF
State Street® SPDR® ICE Preferred Securities ETF
State Street® SPDR® MSCI USA Gender Diversity ETF
State Street® SPDR® MSCI USA StrategicFactorsSM ETF
State Street® SPDR® Nuveen ICE High Yield Municipal Bond ETF
State Street® SPDR® Nuveen ICE Municipal Bond ETF
State Street® SPDR® Nuveen ICE Short Term Municipal Bond ETF
State Street® SPDR® NYSE Technology ETF
State Street® SPDR® Portfolio Aggregate Bond ETF
State Street® SPDR® Portfolio Corporate Bond ETF
State Street® SPDR® Portfolio High Yield Bond ETF
State Street® SPDR® Portfolio Intermediate Term Corporate Bond ETF
State Street® SPDR® Portfolio Intermediate Term Treasury ETF
State Street® SPDR® Portfolio Long Term Corporate Bond ETF
State Street® SPDR® Portfolio Long Term Treasury ETF
State Street® SPDR® Portfolio Mortgage Backed Bond ETF
State Street® SPDR® Portfolio Nasdaq® 100 ETF
State Street® SPDR® Portfolio S&P Sector Neutral Dividend ETF
State Street® SPDR® Portfolio S&P 400TM Mid Cap ETF
State Street® SPDR® Portfolio S&P 500® ETF
State Street® SPDR® Portfolio S&P 500® Growth ETF
State Street® SPDR® Portfolio S&P 500® High Dividend ETF
State Street® SPDR® Portfolio S&P 500® Value ETF
State Street® SPDR® Portfolio S&P 600TM Small Cap ETF
State Street® SPDR® Portfolio S&P 1500® Composite Stock Market ETF
State Street® SPDR® Portfolio Short Term Corporate Bond ETF
State Street® SPDR® Portfolio Short Term Treasury ETF
State Street® SPDR® Portfolio TIPS ETF
State Street® SPDR® Portfolio Treasury ETF
State Street® SPDR® Portfolio Ultra Short T-Bill ETF
State Street® SPDR® Russell 1000 Low Volatility Focus ETF
State Street® SPDR® Russell 1000 Momentum Focus ETF

State Street® SPDR® Russell 1000 Yield Focus ETF
State Street® SPDR® S&P 400TM Mid Cap Growth ETF
State Street® SPDR® S&P 400TM Mid Cap Value ETF
State Street® SPDR® S&P 500® ESG ETF
State Street® SPDR® S&P® 500 Fossil Fuel Reserves Free ETF
State Street® SPDR® S&P 600TM Small Cap Growth ETF
State Street® SPDR® S&P 600TM Small Cap Value ETF
State Street® SPDR® S&P® 1500 Momentum Tilt ETF
State Street® SPDR® S&P® 1500 Value Tilt ETF
State Street® SPDR® S&P® Aerospace & Defense ETF
State Street® SPDR® S&P® Bank ETF
State Street® SPDR® S&P® Biotech ETF
State Street® SPDR® S&P® Capital Markets ETF
State Street® SPDR® S&P® Dividend ETF
State Street® SPDR® S&P® Health Care Equipment ETF
State Street® SPDR® S&P® Health Care Services ETF
State Street® SPDR® S&P® Homebuilders ETF
State Street® SPDR® S&P® Insurance ETF
State Street® SPDR® S&P Kensho Clean Power ETF
State Street® SPDR® S&P Kensho Final Frontiers ETF
State Street® SPDR® S&P Kensho Future Security ETF
State Street® SPDR® S&P Kensho Intelligent Structures ETF
State Street® SPDR® S&P Kensho New Economies Composite ETF
State Street® SPDR® S&P Kensho Smart Mobility ETF
State Street® SPDR® S&P® Leveraged Loan ETF
State Street® SPDR® S&P® Metals & Mining ETF
State Street® SPDR® S&P® Oil & Gas Equipment & Services ETF
State Street® SPDR® S&P® Oil & Gas Exploration & Production ETF
State Street® SPDR® S&P® Pharmaceuticals ETF
State Street® SPDR® S&P® Regional Banking ETF
State Street® SPDR® S&P® Retail ETF
State Street® SPDR® S&P® Semiconductor ETF
State Street® SPDR® S&P® Software & Services ETF
State Street® SPDR® S&P® Telecom ETF
State Street® SPDR® S&P® Transportation ETF
State Street® SPDR® UC Investments 90/10 Endowment Strategy Index ETF